Exhibit 99.1
CVR Partners Reports Second Quarter 2025 Results
•Second quarter net income of $39 million, or $3.67 per common unit; EBITDA of $67 million
•Announced cash distribution of $3.89 per common unit
SUGAR LAND, Texas (July 30, 2025) – CVR Partners, LP (NYSE: UAN, “CVR Partners” or the “Partnership”), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $39 million, or $3.67 per common unit, and EBITDA of $67 million on net sales of $169 million for the second quarter of 2025, compared to net income of $26 million, or $2.48 per common unit, and EBITDA of $54 million on net sales of $133 million for the second quarter of 2024.
“CVR Partners achieved solid operating results for the second quarter of 2025 driven by safe, reliable operations and a combined ammonia production rate of 91 percent,” said Mark Pytosh, Chief Executive Officer. “Supply and demand balances for nitrogen fertilizer continue to be tight and pricing has remained strong through the end of the planting season.
“With the market conditions favorable, we will continue to focus on safe, reliable operations and the generation of free cash flow,” Pytosh said. “In addition, CVR Partners is pleased to declare a second quarter 2025 cash distribution of $3.89 per common unit.”
Consolidated Operations
Production at CVR Partners’ fertilizer facilities decreased compared to the second quarter of 2024, producing a combined 197,000 tons of ammonia during the second quarter of 2025, of which 54,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 321,000 tons of UAN. During the second quarter of 2024, the fertilizer facilities produced a combined 221,000 tons of ammonia, of which 69,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 337,000 tons of UAN.
For the second quarter 2025, average realized gate prices for ammonia and UAN were up 14 percent and 18 percent, respectively, over the prior year to $593 and $317 per ton, respectively. Average realized gate prices for ammonia and UAN were $520 and $268 per ton, respectively, for the second quarter of 2024.
Distributions
CVR Partners also announced that on July 30, 2025, the Board of Directors of the Partnership’s general partner (the “Board”) declared a second quarter 2025 cash distribution of $3.89 per common unit, which will be paid on August 18, 2025, to common unitholders of record as of August 11, 2025.
CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and use of cash and cash reserves deemed necessary or appropriate by the Board.
Second Quarter 2025 Earnings Conference Call
CVR Partners previously announced that it will host its second quarter 2025 Earnings Conference Call on Thursday, July 31, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The second quarter 2025 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/my2vkhz8. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13754876.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.
Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales; drivers of our results; utilization and production rates; nitrogen fertilizer pricing, supply and demand; ability to generate free cash flow; distributions, including the timing, payment and amount (if any) thereof; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; global fertilizer industry conditions; grain prices; crop inventory levels; farmer economics and planting seasons; direct operating expenses; capital expenditures; turnaround expense and timing; cash reserves; management changes; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic; impacts of the planting season on our business; CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership and ownership of our common units; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; general economic and business conditions; political disturbances, geopolitical instability and tensions, including those arising from trade policies and tariffs; impacts of plant outages and weather conditions and events; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.
Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVRPartners.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures
Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.
The following are non-GAAP measures we present for the periods ended June 30, 2025 and 2024:
EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.
Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
Available Cash for Distribution - EBITDA for the quarter excluding noncash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.
We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)
Statement of Operations Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per unit data)	2025	2024	2025	2024
Net sales (1)	$168,559	$132,901	$311,425	$260,565
Operating costs and expenses:
Cost of materials and other	32,547	26,114	60,448	51,441
Direct operating expenses (exclusive of depreciation and amortization)	60,517	46,870	115,003	102,539
Depreciation and amortization	20,861	20,040	38,902	39,331
Cost of sales	113,925	93,024	214,353	193,311
Selling, general and administrative expenses	8,034	6,308	15,922	13,618
Loss on asset disposal	282	5	242	13
Operating income	46,318	33,564	80,908	53,623
Other (expense) income:
Interest expense, net	(7,580)	(7,510)	(15,307)	(15,175)
Other income, net	30	165	255	325
Income before income tax expense	38,768	26,219	65,856	38,773
Income tax benefit	—	—	—	(25)
Net income	$38,768	$26,219	$65,856	$38,798

Basic and diluted earnings per common unit	$3.67	$2.48	$6.23	$3.67
Distributions declared per common unit	2.26	1.92	4.01	3.60

EBITDA*	$67,209	$53,769	$120,065	$93,279
Available Cash for Distribution*	41,102	20,113	65,027	40,425

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Components of net sales:
Fertilizer product sales	$153,852	$119,400	$282,465	$237,215
Other	14,707	13,501	28,960	23,350
Total net sales	$168,559	$132,901	$311,425	$260,565

Selected Balance Sheet Data

(in thousands)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$114,400	$90,857
Working capital (inclusive of cash and cash equivalents)	171,924	122,192
Total assets	997,996	1,018,724
Total debt and finance lease obligation, including current portion	569,968	568,851
Total liabilities	681,455	725,654
Total partners’ capital	316,541	293,070
Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net cash flow provided by (used in):
Operating activities	$24,102	$8,608	$79,493	$51,025
Investing activities	(4,883)	(5,413)	(10,690)	(10,730)
Financing activities	(26,594)	(20,293)	(45,260)	(38,050)
Net (decrease) increase in cash and cash equivalents	$(7,375)	$(17,098)	$23,543	$2,245
Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Maintenance	$6,560	$4,831	$10,253	$9,103
Growth	4,187	64	6,426	403
Total capital expenditures	$10,747	$4,895	$16,679	$9,506
Key Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
(percent of capacity utilization)	2025	2024	2025	2024
Ammonia utilization rate (1)	91%	102%	96%	96%

(1)Reflects our ammonia utilization rate on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and six months ended June 30, 2025 and 2024 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Consolidated sales volumes (thousand tons):
Ammonia	57	43	117	113
UAN	345	330	681	614

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$593	$520	$573	$525
UAN	317	268	287	268

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	197	221	413	414
Ammonia (net available for sale) (2)	54	69	117	130
UAN	321	337	668	643

Feedstock:
Petroleum coke used in production (thousands of tons)	130	133	261	261
Petroleum coke used in production (dollars per ton)	$56.68	$62.96	$49.54	$69.21
Natural gas used in production (thousands of MMBtus) (3)	1,897	2,213	4,057	4,361
Natural gas used in production (dollars per MMBtu) (3)	$3.29	$1.93	$4.00	$2.51
Natural gas in cost of materials and other (thousands of MMBtus) (3)	2,201	1,855	3,807	3,620
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$3.63	$1.85	$4.05	$2.65

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.
Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Ammonia — Southern plains (dollars per ton)	$576	$523	$569	$545
Ammonia — Corn belt (dollars per ton)	630	565	624	581
UAN — Corn belt (dollars per ton)	403	288	364	290

Natural gas NYMEX (dollars per MMBtu)	$3.51	$2.32	$3.69	$2.21

Q3 2025 Outlook
The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2025. See “Forward-Looking Statements” above.

	Q3 2025
	Low	High
Ammonia utilization rate	93%	98%

Direct operating expenses (in millions) (1)	$60	$65
Total capital expenditures (in millions) (2)	$20	$25

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.
Non-GAAP Reconciliations
Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Available Cash for Distribution

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income	$38,768	$26,219	$65,856	$38,798
Interest expense, net	7,580	7,510	15,307	15,175
Income tax benefit	—	—	—	(25)
Depreciation and amortization	20,861	20,040	38,902	39,331
EBITDA and Adjusted EBITDA	67,209	53,769	120,065	93,279
Adjustments (Reserves)/Releases:
Accrued interest expense (excluding capitalized interest)	(9,064)	(8,485)	(18,023)	(16,970)
Future operating needs (1)	—	—	(8,000)	—
Capital expenditures (2)	(14,015)	(21,106)	(25,608)	(29,653)
Turnaround expenditures, net (3)	(2,308)	(3,235)	(5,130)	(6,593)
Equity method investment (4)	(720)	(830)	1,723	362
Available cash for distribution (5)	$41,102	$20,113	$65,027	$40,425

Common units outstanding	10,570	10,570	10,570	10,570

(1)Amount consists of reserves established by the Board for potential future cash needs related to nitrogen fertilizer seasonality and feedstock price volatility.
(2)Amount consists of maintenance capital expenditures, including additional reserves for future profit and growth projects, net of any releases of previously reserved funds, of $7.5 million and $15.4 million for the three and six months ended June 30, 2025, respectively, and $16.3 million and $20.6 million for the three and six months ended June 30, 2024, respectively.
(3)Amount consists of reserves for periodic, planned turnarounds, net of expenditures incurred in the period.
(4)Amount consists of distributions received by the Partnership adjusted for the amortization of deferred revenue related to the 45Q transaction.
(5)Amount represents the cumulative available cash for distribution based on full year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period. The Partnership declared and paid a cash distribution of $1.75 and $2.26 per common unit related to the fourth quarter of 2024 and the first quarter of 2025, respectively, and declared a cash distribution of $3.89 per common unit related to the second quarter of 2025 to be paid in August 2025.